SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 14, 2003



                                SCANA Corporation
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             (Exact name of registrant as specified in its charter)



        South Carolina                 1-8809                57-0784499
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(State or other jurisdiction           (Commission        (IRS Employer
  of incorporation)                   File Number)        Identification No.)



1426 Main Street, Columbia, South Carolina                    29201
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(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code: (803) 217-9000
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                                 Not applicable
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          (Former name or former address, if changed since last report)










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Item 5.   OTHER EVENTS AND REGULATION FD DISCLOSURES


         As previously disclosed, SCANA Energy Marketing, Inc. (SEMI), a non-regulated subsidiary of SCANA Corporation (SCANA, the Company), entered into, in the ordinary course of business, a 15 year take-and-pay contract with an unaffiliated natural gas supplier (Supplier) to purchase 190,000 DT of natural gas per day beginning in the spring of 2004. A significant amount of the gas was to be used at South Carolina Electric & Gas Company's (SCE&G, a SCANA subsidiary) Jasper County generating plant, currently under construction.

         On December 23, 2002, as a result of the failure of Supplier and its guarantor to meet contractual obligations related to credit support provisions, the contract was terminated by SEMI. Attempts to negotiate a new contract between the parties have not been successful. On February 14, 2003, the Company received written notification from Supplier of its request for binding arbitration under the terms of the original contract. The Company is confident of the propriety of its actions and will vigorously pursue its position in such arbitration proceeding. The Company further believes that the resolution of these matters will not have a material adverse impact on its results of operations, cash flows or financial condition.

         The Company believes that the gas supply necessary for the operation of the Jasper County generating facility in the spring of 2004 can be obtained from other sources and believes that the termination of the contract will have no material adverse effect on its operations, cash flows or financial condition or those of its subsidiary, SCE&G.





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SCANA Corporation
                                               (Registrant)




February 18, 2003                      By:    s/James E. Swan, IV
                                              James E. Swan, IV
                                              Controller